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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) August 7, 2001
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-25169               82-049021
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(State or other jurisdiction          (Commission             (IRS Employer
 of Incorporation)                    File Number)         Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada                  M5J 2G2
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     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code      416/364-2551
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          (Former name or former address, if changed since last report)






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Item 5.             Other Items.

Termination of Equity Draw Down Facility

         On August 14, 2000 the Company entered into a common stock purchase agreement with Tradersbloom Limited, a British Virgin Islands corporation ("Tradersbloom"). The common stock purchase agreement established what is sometimes referred to as an equity draw down facility. Pursuant to the common stock purchase agreement, the Company had the option to sell shares of the Company's common stock to Tradersbloom. The Company could sell up to $50,000,000 of common stock to Tradersbloom until October 31, 2001, at which time the common stock purchase agreement would terminate.

         On August 7, 2001, the Company entered into a termination agreement with Tradersbloom, pursuant to which the parties terminated the equity draw down facility. The Company paid $245,000 to satisfy its obligations to Tradersbloom under the equity draw down facility. Neither the Company nor Tradersbloom has any further rights or obligations under the equity draw down facility.

Item 7.           Financial Statements and Exhibits.

         None.
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        GENEREX BIOTECHNOLOGY CORPORATION


Dated:   August 15, 2001               By:  /s/ E. Mark Perri
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                                            E. Mark Perri, Chairman and CFO